Amended and Restated VeriSign, Inc.
2006 Equity Incentive Plan
(amended and restated May 21, 2026)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 21.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of May 26, 2006, is 27,000,000 Shares. Subject to Sections 2.2 and 21.2 hereof, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. SARs to be settled in shares of the Company’s Common Stock shall be counted in full against the number of Shares available for award under this Plan, regardless of the number of Shares issued upon settlement of the SAR. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Options granted under this Plan.

2.2 Adjustments. In the event that the number or type of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or in the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders or any transaction similar to the foregoing, the Committee shall make such equitable substitutions or adjustments as it determines in its sole discretion to be necessary or appropriate, in respect of (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of outstanding Options and SARs, (c) the number of Shares subject to outstanding Awards, and (d) the maximum number of Shares that may be granted pursuant to Section 3; provided, however, that (i) fractions of a Share will not be issued and (ii) any such substitution or adjustment shall be made in a manner that does not adversely affect the tax treatment in respect of the Award and/or the Plan for either the Company or the Participant under Section 409A or Section 422 of the Code or otherwise violate any applicable law.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than one million five hundred thousand (1,500,000) Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of three million (3,000,000) Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan. Notwithstanding anything herein to the contrary, the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any Outside Director shall not exceed $600,000; provided, however, that in the calendar year in which an Outside Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c) select persons to receive Awards;
(d) determine the form and terms of Awards;
(e) determine the number of Shares or other consideration subject to Awards;

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(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(g) grant waivers of Plan or Award conditions;
(h) determine the vesting, exercisability and payment of Awards;
(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(j) determine whether an award has been earned; and
(k) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one (1) or more officers or directors of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code.

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Option Agreement or other evidence of grant which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered or otherwise made available to the Participant within a reasonable time after the granting of the Option. The Stock Option Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3 Exercise Period. Options may be exercisable within the times or upon the conditions or events determined by the Committee as set forth in the Stock Option Agreement governing such Option (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Measures); provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a stock option exercise notice or agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. The Exercise Agreement may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

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(b) If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative or authorized assignee no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause (as determined by the Committee or the Company, in its sole discretion), then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. Subject to Section 18, the Committee may modify, extend or renew outstanding Options, or authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided , however , that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. GRANTS TO OUTSIDE DIRECTORS.

6.1 Types of Awards. Outside Directors are eligible to receive any type of Award, except ISOs, offered under this Plan and subject to this Section 6.

6.2 Eligibility. Awards subject to this Section 6 shall be granted only to Outside Directors. An Outside Director who is elected or reelected as a member of the Board will be eligible to receive an Award under this Section 6.

6.3 Discretionary Grant. The Board may make discretionary grants to any Outside Director (a “Discretionary Grant”).

6.4 Vesting and Exercisability. Except as set forth in Section 21.4, Discretionary Grants shall vest and be exercisable as determined by the Board.

6.5 Exercise Price. The exercise price of an Option or a SAR granted to an Outside Director shall be the Fair Market Value of the Shares at the time that the Option or SAR is granted.

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7. RESTRICTED STOCK AWARDS.

7.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

7.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

7.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.

7.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Measures during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Measures to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.5 Termination During Performance Period. Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.

8. STOCK BONUS AWARDS.

8.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

8.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Measures during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Measures to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of items, events or circumstances that are unusual in nature or infrequently occurring to avoid windfalls or hardships.

8.3 Form of Payment to Participant. The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.

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8.4 Termination of Participant. In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

9. STOCK APPRECIATION RIGHTS.

9.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

9.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the treatment of each SAR in the event of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, will not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals based on Performance Measures during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Measures to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

9.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Measures), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

9.4 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

10. RESTRICTED STOCK UNITS.

10.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

10.2 Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the treatment of each RSU in the event of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Measures during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) set performance goals under the Performance Measures to be used to measure the performance, if any, and, if so, specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable Performance Measure, which may include (i) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any items that are unusual in nature or infrequently occurring as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (ii) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (iii) foreign exchange gains or losses, (iv) stock-based compensation, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (vi) litigation or claim judgments or settlements; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which

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such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods, Performance Measures and performance goals and other criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable. The performance goals designated by the Committee under the Performance Measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time and may be determined solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

10.3 Form and Timing of Settlement. The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

11. PERFORMANCE SHARES.

11.1 Awards of Performance Shares. A Performance Share Award is an award to an eligible person denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to a Performance Share Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

11.2 Terms of Performance Shares. The Committee will determine, and each Performance Share Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Measures, if any, and Performance Period, if any, that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the treatment of each award of Performance Shares in the event of the Participant’s Termination. If applicable, in establishing Performance Measures and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) set performance goals under the Performance Measures to be used and specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable Performance Measure, which may include (i) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any items that are unusual in nature or infrequently occurring as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (ii) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (iii) foreign exchange gains or losses, (iv) stock-based compensation, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (vi) litigation or claim judgments or settlements; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods, Performance Measures and performance goals and other criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable. The performance goals designated by the Committee under the Performance Measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time and may be determined solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

11.3 Form and Timing of Settlement. The portion of an award of Performance Shares being settled shall be paid currently.

12. PAYMENT FOR SHARE PURCHASES.

12.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares;

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(c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;

(d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s Common Stock exists:

(i) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(ii) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

(e) by any combination of the foregoing; or

(f) by any other method approved by the Board.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

13.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee. The Committee may in its sole discretion also allow the Company to satisfy the withholding tax obligation by withholding from the Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined, without any election by the Participant. Notwithstanding anything herein to the contrary, the amount withheld shall not exceed the maximum statutory tax rates in the Participant’s applicable jurisdiction. The maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the Participant.

14. TRANSFERABILITY.

14.1 General Rule. Except as otherwise provided in this Section 14, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

14.2 All Awards other than NQSOs. All Awards other than NQSOs shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.

14.3 NQSOs. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee with respect to an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are made pursuant to a binding domestic relations order.
15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. Unless otherwise provided in an Award Agreement,no Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to

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such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided , that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided , further , that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Exercise Price pursuant to Section 15.2.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within one hundred and eighty (180) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price, as the case may be.

16. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17. ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18. EXCHANGE AND BUYOUT OF AWARDS. Except as provided in Section 2.2 of this Plan, the Committee may not, without prior stockholder approval, reduce the Exercise Price of any outstanding Option or SAR or cancel outstanding Options or SARs in exchange for the re-grant of new Options or SARs having exercise prices lower than the cancelled Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards excluding any Options or SARs with an Exercise Price exceeding the Fair Market Value of the underlying Shares at the time of the exchange.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In

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the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 21.1, or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine.

Notwithstanding anything in this Section 21.1 to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in the event of the occurrence of any transaction described in this Section 21.1. If the Committee exercises such discretion with respect to Awards, such Awards will become vested and exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

21.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 21, in the event of the occurrence of any transaction described in Section 21.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing award, such new Award may be granted with a similarly adjusted Exercise Price, as applicable.

22. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board and upon receiving approval of the Company’s shareholders shall become effective (the “Effective Date”).

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate on May 21, 2036. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

24. AMENDMENT OR TERMINATION OF PLAN. Except as otherwise provided in this Plan, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided , however , that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted, except as otherwise agreed to by the Participant and the Company.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. COMPLIANCE WITH COMPANY POLICY

Each Participant who receives an Award shall comply with any policy, including the Insider Trading Policy and Incentive-Based Recovery Policy, adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.

27. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit, award of Performance Shares or other form of award as may be approved by the Board from time to time.

“Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award. The acceptance of an Award and Award Agreement by a Participant may be evidenced by manual execution, electronic acceptance or deemed acceptance (to the extent set forth in the Award Agreement).

“Board” means the Board of Directors of the Company.

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“Cause” means, unless otherwise provided in an Award Agreement, (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee’s employment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means VeriSign, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the NASDAQ Global Select Market, its closing price on the NASDAQ Global Select Market on the date of determination (or if there are no sales for such date, then the last preceding business day on which there were sales);

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c) if such Common Stock is publicly traded but is not quoted on the NASDAQ Global Select Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination;

(d) in the case of an Option made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e) if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b) any person (other than a tenant or employee) sharing the Participant’s household;

(c) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an executive officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Option Agreement” means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

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“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Measures” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of the Company’s common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before taxes and amortization, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, contracts, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; or recruiting and maintaining personnel.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 11 of the Plan.

“Performance Share Agreement” means an agreement evidencing a Performance Share Award granted pursuant to Section 11 of the Plan.

“Plan” means this Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.

“Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 7 of the Plan.

“Restricted Stock Unit” means an Award granted pursuant to Section 10 of the Plan.

“RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.

“SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 9 of the Plan.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

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“Stock Appreciation Right” means an Award granted pursuant to Section 9 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 8 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

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